EcoScience Corporation and Subsidiaries
                              As of January 2, 2000


                                                                    State of
                         Company Name                            Incorporation
---------------------------------------------------------------  -------------

EcoScience Corporation                                                 DE
Agro-Dan, Inc.                                                         DE
Agro Dynamics, Inc.                                                    DE
Agro Dynamics Canada, Inc.                                           Ontario
EcoScience Produce Systems Corporation                                 DE
Agro Power Development, Inc.                                           DE
New Amsterdam Management Co.                                           NJ
Cogentrix of Pocono, Inc.                                              DE
Village Farms, LP                                                      DE
Pocono Village Farms, LP                                               DE
Village Farms International Finance Assoc                              DE
Village Farms of Wheatfield, LLC                                       DE
New Amsterdam Joint Venture, LLC                                       NJ
Village Farms of Delaware, LLC                                         DE